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Exhibit 99.2

PEC Solutions, Inc.	[PEC LOGO]	12730 Fair Lakes Circle Fairfax, VA 22003
703-679-4900 voice 703-679-4901 facsimile www.pec.com

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Stuart R. Lloyd, Chief Financial Officer (principal financial officer) of PEC Solutions, Inc. (the "Registrant"), certify that to the best of my knowledge, based upon review of the Annual Report on Form 10-K/A for the period ended December 31, 2002 of the Registrant (the "Report"):

  (1)
  The Report fully complies with the requirements of Section 13(a) [15(d)] of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ STUART R. LLOYD
Name:	Stuart R. Lloyd
Date:	April 17, 2003

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  Exhibit 99.2